Exhibit 10.1

AMENDMENT NO. 11 TO THIRD AMENDED
AND RESTATED GAMING MANAGEMENT AGREEMENT

This Amendment No. 11 to the Third Amended and Restated Gaming Management Agreement is made and entered into as of April 14, 2007 at Concho, Oklahoma, by and between THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, a federally recognized Indian tribe organized under Section 3 of the Act of June 26, 1936 (49 Stat. 1967) (referred to in this Amendment No. 11 as the “Tribe”) and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with its principal place of business located in Minneapolis, Minnesota (referred to in this Revised Amendment No. 11 as “Manager”).

WITNESSETH:

WHEREAS, the Tribe and Manager are parties to the Third Amended and Restated Gaming Management Agreement dated June 16, 1995 (the “Agreement”) for the operation of a Class II gaming facility at the location described in the Agreement, which was amended by Amendment No. 1 dated November 21, 1996 and subsequently withdrawn on February 20, 1997, and further amended by Amendment No. 2 dated June 5, 1999, Amendment No. 3 dated November 13, 2000, Amendment No. 6 dated July 10, 2003, and Amendments No. 7 and No. 8 dated September 4, 2003; and

WHEREAS, Amendments No. 4 and 5 were proposed but never adopted; and

WHEREAS, Amendment No. 6 was adopted but, pursuant to a request of the National Indian Gaming Commission, Amendment No. 6 was replaced by Amendment No. 7 with respect to the Tribe’s Concho and Clinton, Oklahoma locations and by Amendment No. 8 with respect to the Tribe’s proposed Canton, Oklahoma location; and

WHEREAS, Amendment No. 8 was adopted but has not yet been approved by the National Indian Gaming Commission (“NIGC”) and was withdrawn and replaced by Revised Amendment No. 10 which was proposed but not adopted; and

WHEREAS, Amendment No. 9 was proposed but not adopted; and

WHEREAS, the Tribe has entered into a new Gaming Management Agreement (the “New Management Agreement”) with Manager but has not yet been approved by the NIGC; and

WHEREAS, the Tribe desires that Manager continue to manage the Tribes’ casinos in accordance with the terms of the Agreement, as amended by this Amendment No. 11 pending approval of the New Management Agreement by the NIGC.

NOW, THEREFORE, the Tribe and Manager agree as follows:

1.             All capitalized terms not otherwise defined in this Amendment No. 11 have the definitions given in the Agreement.

2.             Section 2.4 of the Agreement is amended by deleting the first sentence of Section 2.4 and replacing it with the following:

2.4  Term of Agreement.  This Agreement shall be for an initial term commencing on May 20, 1994 and ending May 19, 2001, which term was extended for an additional three-year period ending May 19, 2004, and again extended for an additional three-year period ending May 19, 2007, and is further extended for an additional period commencing May 19, 2007 and ending on the earlier to occur of (a) approval of the New Management Agreement by the NIGC or (b) May 19, 2009.

5.             The first sentence of Section 6.1 of the Agreement is amended by deleting the current first sentence and replacing it with:

6.1  Management Fee.  In consideration of the performance of the duties and obligations assumed by Manager under this Agreement, the Tribes agree that Manager shall receive compensation equal to 10% of Total Net Revenues (all Net Revenues plus all Non-Gaming Net Revenues) before payment of management fees (the “Management Fee”).  If Manager succeeds in increasing Total Net Revenues, which for this purpose include Total Net Revenue from any other Facility managed by Manager under this Agreement or any other management agreement between Manager and the Tribes, above $28 million in any fiscal year, the Manager will earn an additional Management Fee equal to an additional 15% of Total Net Revenue, but only on Total Net Revenue in excess of $28 million from all Gaming Operations of the Tribes managed by Manager.

6.             All other terms and conditions of the Agreement, as amended, remain in full force and effect.

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Acknowledgment and signatures on next page.

ACKNOWLEDGMENT

THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, acting by and through its delegated representative Ida Hoffman, and SOUTHWEST CASINO AND HOTEL CORP., by its Chief Executive Officer, hereby agree to this Amendment No. 11 to the Third Amended and Restated Gaming Management Agreement by and between THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA and SOUTHWEST CASINO AND HOTEL CORP. with an effective date as defined in Section 19.8 of the Agreement.

IN WITNESS WHEREOF, we have set our hands this 14th day of  April , 2007 at Concho, Oklahoma.

CHEYENNE AND ARAPAHO
TRIBES OF OKLAHOMA
By and through its authorized representative

By:	/s/
Its:

ATTEST:

/s/

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/
James B. Druck, Chief Executive Officer

ATTEST:

/s/

Approval of Amendment No. 11 to the Third Amended and Restated Gaming Management Agreement by and between the Cheyenne and Arapaho Tribe of Oklahoma and Southwest Casino and Hotel Corporation by:

/s/
Philip N. Hogen, Chairman
National Indian Gaming Commission
May 18, 2007